Exhibit 21

SUBSIDIARIES OF ORION CAPITAL CORPORATION
                                                          State or Other
                                                          Jurisdiction
Subsidiary                                                of Incorporation

Atlantic Claims Service, Inc.                             North Carolina
Atlantic Indemnity Company                                North Carolina
Atlantic Security Insurance Company                       North Carolina
Alternative Risk Transfer Insurance Strategies, Inc.      Connecticut
Carolina American Insurance Company                       South Carolina
Clarke & Towner, Inc.                                     Connecticut
Connecticut Specialty Insurance Company                   Connecticut
Design Professionals Administration Corporation           California
Design Professionals Insurance Company                    Connecticut
DPIC Companies, Inc.                                      California
DPIC Management Services Corp.                            Connecticut
EBI Companies, Inc.                                       Connecticut
EBI Consulting Services, Inc.                             California
EBI Indemnity Company                                     Connecticut
EFC Property Management, Inc.                             California
Employee Benefits Insurance Company                       Connecticut
Guaranty National Insurance Company                       Colorado
Guaranty National Insurance Company of California         California
Guaranty National Warranty Services Company               Colorado
Grocers Insurance Agency, Inc.                            Oregon
Grocers Insurance Company                                 Oregon
Grocers Insurance Group, Inc.                             Oregon
Grocers Risk Services, Inc.                               Oregon
Intercon General Agency, Inc.                             Texas
Jabawwat, Inc.                                            Delaware
Landmark American Insurance Company                       Oklahoma
Wm. H. McGee & Co., Inc.                                  New York
Wm. H. McGee & Co., (Bermuda) Ltd.                        Bermuda
Wm. H. McGee & Co., of Canada, Ltd.                       Canada
Wm. H. McGee & Co., of Puerto Rico, Inc.                  Puerto Rico
Wm. H. McGee Services, Inc.                               New York
OrionAuto, Inc. (fka Guaranty National Corporation)       Colorado
Orion Insurance Company                                   Connecticut
Orion Capital Companies, Inc.                             Connecticut
Orion Specialty Group, Inc.                               Connecticut
Peak Property and Casualty Insurance Corporation          Colorado
Peninsula Excess Insurance Brokers, Inc.                  California
Premium Payment Plan, Inc.                                North Carolina
Security Insurance Company of Hartford                    Connecticut
Security Insurance Company (UK), Ltd.                     United Kingdom
SecurityRe, Inc.                                          Connecticut
Strickland Insurance Brokers Florida, Inc.
The Connecticut Indemnity Company                         Connecticut
The Fire and Casualty Insurance Company of Conn.          Connecticut
Unisun Insurance Company                                  South Carolina
Viking Insurance Company of Wisconsin                     Colorado
Viking County Mutual Insurance Company                    Texas


     The listed subsidiaries are wholly owned by Orion Capital Corporation as of December 31, 1998. The Company owns 26% of Intercargo Corporation of Schaumburg, Illinois.











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